EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-266741 and No. 333-286005 on Form S-3 and No. 333-258337, No. 333-263802, No. 333-270364, No. 333-276783, No. 333-282161, No. 333-284784, and No. 333-293163 on Form S-8 of our report dated March 11, 2026, relating to the financial statements of Tenaya Therapeutics, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

San Francisco, California
March 11, 2026